EX-16

                    LETTER ON CHANGE IN CERTIFYING ACCOUNTANT


                         Blum and Clark Accountancy Group
                       3914 Murphy Canyon Road, Suite A-206
                            San Diego, California 92123
                                   (858) 292-0543


March 21, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: The Hydrogiene Corporation

Dear Sir/Madame:

     This firm is addressing this letter in connection with the filing of a Form 8-K to reflect our dismissal as principal accountant for The Hyrdogiene Corporation, a Florida corporation, in compliance with Item 304(a)(3) of Regulation S-B. This firm agrees with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

                                           Sincerely,



                                           /s/  Richard G. Blum for Blum and
                                           Clark Accountancy Group
                                           Richard G. Blum for Blum and Clark
                                           Accountancy Group